Exhibit 10.10

EXCLUSIVE TECHNICAL SUPPPORT AGREEMENT

This Agreement is entered into in Haidian District, Beijing as of May 8, 2008 by and between the following Parties:

Party A: Shanghai SINA Leju Information Technology Co., Ltd.

Address: Room 22, Floor 11, No. 838 Dongfang Road, Pudong New District, Shanghai

Party B: Beijing Yisheng Leju Information Service Co., Ltd.

Address: Room 802, Ideal Plaza, No. 58 Bei Si Huan Xi Road, Haidian District, Beijing

WHEREAS:

(1)              Party A is a limited liability company established and duly existing in Beijing, China, which mainly engages in the business of technology development and technology service for the Internet and wireless value-added telecommunication.

(2)              Party B is a limited liability company registered in Beijing, China, which mainly engages in the business of the Mobile Value-Added Telecommunication Service, the Internet Information Service and the Internet Advertising Service.

(3)              Required for its business, Party B decides to engage Party A as its exclusive technology service provider, to provide Party B with the relevant services such as technology transfer, technology license, technology service and provision of equipment. Party A agrees to provide Party B with the Technology Service in accordance with this Agreement.

THEREFORE, through amicable consultations, the Parties have reached the following agreements on the detailed matters related to the provision of exclusive Technology Service by Party A to Party B.

Article 1 Definitions and Interpretation

1.1            “Websites” shall mean all websites operated by Party B.

1.2            “Internet Information Service” shall mean the business of providing the Internet users with various information services via the Internet, including without limitation, search engine, Internet publication, online games, email and development of websites.

1.3            “Mobile Value-Added Telecommunication Service” shall mean the business of providing the mobile users with value-added services such as mobile information service and navigation service via the service platform connected with the mobile network.

1.4            “Internet Advertising Service” shall mean the business of publishing online advertisements for the customers via the Internet.

1.5            “Technology Service” shall mean all technological service provided by Party A to Party B in accordance with this Agreement, including without limitation, technology transfer, technology license, technology service and provision of equipment.

Article 2 Exclusive Cooperation

2.1            Party A is Party B’s exclusive technology service provider. Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the Technology Service (including without limitation, technology transfer, technology license, technology service and provision of equipment) required for any of the business operated by Party B (including without limitation, the Internet Information Service, the Mobile Value-Added Telecommunication Service and the Internet Advertising Service) shall be provided by Party A on an exclusive basis. Without Party A’s prior written consent, Party B shall not seek any third party other than Party A to provide any part of the Technology Service under this Agreement in any manner.

2.2            Party B agrees that in case Party A objectively does not have the ability to provide Party B with certain part of the Technology Service, Party A may exclusively designate an appropriate third party to provide Party B with such part of the Technology Service in accordance with the terms and conditions provided in this Agreement. Party B further agrees that in any case, Party A is entitled to entrust, without any reason, any properly qualified third party to provide Party B with the Technology Service that should, pursuant to this Agreement, be provided by Party A to Party B. Party B agrees to accept the Technology Service provided by such appropriate third party entrusted by Party A.

2.3            In case of any of the following circumstances, Party B is entitled to, at its own discretion, seek any third party to provide the Technology Service:

2.3.1  Party A voluntarily abandons its right to act as an exclusive technology service provider and gives a written consent to the provision of the Technology Service by a third party to Party B;

2.3.2  Party A is objectively unable to provide Party B with certain part of the Technology Service and fails to designate any appropriate third party to provide Party B with such part of the Technology Service; or

2.3.3  Party A decides to neither provide Party B with certain part of the Technology Service nor designate any appropriate third party to provide Party B with such part of the Technology Service.

Article 3 Technology Transfer

3.1            Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the technology required to be purchased for any of Party B’s business (including without limitation, the Internet Information Service, the Mobile Value-Added Telecommunication Service and the Internet Advertising Service) shall be provided by Party A on an exclusive basis. Party A will try its best to develop and transfer to Party B the technology that is required for Party B’s business and owned by Party A.

3.2            The Parties shall negotiate with each other to enter into specific technology transfer contracts to expressly specify the detail matters such as the technology to be transferred, transfer fees and payment.

Article 4 Technology License

4.1            Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the technology required to be licensed for any of Party B’s business (including without limitation, the Internet Information Service, the Mobile Value-Added Telecommunication Service and the Internet Advertising Service) shall be provided by Party A on an exclusive basis. Party A will try its best to license Party B to use the technology owned by Party A, or re-license Party B to use the technology as approved by the owner.

4.2            The Parties shall negotiate with each other to enter into specific technology license contracts to expressly specify the detail matters such as the technology to be licensed, the method to license the technology, license fees and payment.

Article 5 Technology Service

5.1            Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the technology service (including without limitation, technology support, technology training and technology consulting, see Appendix I to this Agreement (List of Technology Service) for details) required for any of Party B’s business (including without limitation, the Internet Information Service, the Mobile Value-Added Telecommunication Service and the Internet Advertising Service) shall be provided by Party A on an exclusive basis. Party A will try its best to provide Party B with the technology service required for and related to Party B’s business.

5.2            Party B shall provide all necessary assistance to Party A’s provision of technology service, including without limitation:

5.2.1  Party B shall cause its employees to take an appropriately and reasonably prudent attitude when using and operating the system and equipment;

5.2.2  Party B shall notify Party A immediately of any circumstance that may affect Party B’s business;

5.2.3  Party B shall allow Party A and its authorized personnel to enter into, at any reasonable time, the premises owned or rent by Party B to place any system or equipment related to Party B’s business; and

5.2.4  Any other necessary assistance.

5.3            The Parties agree to enter into (if necessary) separate technology service agreements on the details of various technology services during the valid term of this Agreement to specify or adjust the technology services to be provided, the methods to provide such services and the technicians within the framework provided in this Agreement.

5.4            With regard to the technology services provided by Party A to Party B, the Parties agree, based on the number of working hours of Party A’s engineers to provide the technology services to Party B (on an hourly basis), to calculate the fees for the technology services at the following rates:

5.4.1  for the technology service provided by a Party A’s senior engineer to Party B, Party B shall calculate and pay to Party A the technology service fee at the rate of RMB4,000 per hour per capita;

5.4.2  for the technology service provided by a Party A’s mid-level engineer to Party B, Party B shall calculate and pay to Party A the technology service fee at the rate of

RMB2,000 per hour per capita; and

5.4.3  for the technology service provided by a Party A’s junior engineer to Party B, Party B shall calculate and pay to Party A the technology service fee at the price of RMB1,000 per hour per capita.

5.5            Party A shall, within the first five working days of each month, issue a bill to Party B of the working hours for the technology services provided by Party A to Party B during the last month at the rates agreed by the Parties. The bill shall indicate the level of Party A’s engineers who provided the technology services to Party B and their respective working hours, and Party B shall, within three working days after its receipt of the bill, pay to Party A the technology service fee in accordance with the amount in the bill.

Article 6 Provision of Equipment

6.1            Unless any event described in Article 2.2 or 2.3 of this Agreement occurs, all of the equipment required for any of Party B’s business (including without limitation, the Internet Information Service, the Mobile Value-Added Telecommunication Service and the Internet Advertising Service) shall be provided by Party A on an exclusive basis or be provided by the equipment supplier designated by Party A. The specific way to provide such equipment (including without limitation, lease, sales and transfer) shall be decided by Party A unilaterally.

6.2            The Parties shall negotiate with each other to enter into specific equipment transfer agreements or equipment lease agreements to expressly specify the detail matters such as the method to provide such equipment, price and term.

Article 7 Payment

7.1            For the Technology Service provided by Party A to Party B, Party B shall, based on actual circumstances, pay to Party A the technology transfer fee, technology license fee, technology service fee and equipment fee etc. in accordance with the relevant provisions in this Agreement.

7.2            For the above fees paid by Party B, Party A shall issue corresponding invoices to Party B.

7.3            If Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, Party A may choose any of the following ways of payment for such third party’s fees and require Party B to implement:

7.1.1  Party B pays the fees for the Technology Service to the third party directly; or

7.1.2  Party B pays the fees for the Technology Service to Party A directly and Party A is responsible for settling with such third party.

7.4            Where Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, if Party A, for whatever reasons, assumes any joint and several liability to such third party due to Party B’s reasons, Party B shall compensate Party A for all economic losses incurred thereby.

Article 8 Ownership of Assets

8.1            The Parties agree that the following assets originated from the Technology Service provided by Party A to Party B shall be owned by Party A:

8.1.1  the words, images, layouts and any other graphic designs or information content created or made by Party A, except those whose copyrights belong to third parties;

8.1.2  the database (including without limitation, the database storing contents and the database storing information of registered users) developed by Party A for Party B and all of the content contained therein; and

8.1.3  any other tangible or intangible assets originated or derived from the Technology Service provided by Party A to Party B in accordance with this Agreement, except those owned by Party B on clear grounds.

8.2            Party B recognizes Party A’s ownership of the assets above and undertakes not to make any claim on any assets above. Where necessary and requested by Party A, Party B shall provide all necessary assistance (including without limitation, issuing corresponding certificates) to make clear Party A’s ownership of the assets above.

8.3            During the term of cooperation between the Parties, except as specifically provided in this Agreement or other relevant written agreements that the ownership shall be transferred from Party A to Party B, all assets provided to Party B such as equipment, technology and software shall still be owned by Party A, and Party B shall only have the right of use over the assets during the valid term of this Agreement.

Article 9 Confidentiality

9.1            Either Party shall keep confidential any confidential material and information of the other Party known or accessed due to the execution or performance of this Agreement (the “Confidential Information”). Without the other Party’s written consent, neither Party shall disclose, give or transfer such Confidential Information to any third parties.

9.2            If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all of the documents, materials, or software that contain any Confidential Information as requested, and stop using the Confidential Information.

9.3            The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

Article 10 Payment of Taxes

10.1     The Parties shall respectively pay taxes to relevant tax authorities in accordance with relevant laws, regulations and State policies.

10.2     In the event that either Party pays any tax for the other Party, the paying Party shall submit the tax certificate to the payable Party as soon as possible, and the payable Party shall compensate the equivalent amount to the paying Party within seven days after the receipt of such tax certificate.

Article 11 Representations, Covenants and Warranties

11.1                        Either of the Parties represents, covenants and warrants to the other Party as follows:

11.1.1              It is a company lawfully established and duly existing;

11.1.2              It is qualified to conduct the transaction hereunder and such transaction is in line with its business scope;

11.1.3              It has full power to enter into this Agreement, and its authorized representative has obtained full authorization to execute this Agreement on behalf of it;

11.1.4              It has the ability to perform its obligations hereunder, and such performance will not violate any restrictions of legal documents binding upon it;

11.1.5              It is not subject to any liquidation, dissolution or bankruptcy procedures.

11.2                        Party B covenants that during the valid term of this Agreement, Party B shall notify Party A of any change in Party B’s shareholding structure thirty days in advance.

11.3                        Party B covenants that except as required for the works provided in this Agreement, Party B shall not use or copy the trademarks, signs or company names of Party A or its affiliates without Party A’s prior written consent.

11.4                        Party B shall neither conduct, nor allow any third party to conduct any act or omission that is detrimental to Party A’s ownership of technology or any other intellectual property or any other rights of Party A.

Article 12 Liability for Breach of Contract

12.1     Either Party’s direct or indirect violation of any provisions herein or failure in assuming or untimely or insufficient assumption of any of its obligations hereunder shall constitute a breach of contract. The non-breaching Party (the “Non-Breaching Party”) is entitled to send to the breaching Party (the “Breaching Party”) a written notice, requesting the Breaching Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

12.2     After the occurrence of breach, in case such breach has made it impossible or unfair for the Non-Breaching Party to perform its corresponding obligations hereunder based on the Non-Breaching Party’s reasonable and objective judgments, the Non-Breaching Party is entitled to send to the Breaching Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Breaching Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Breaching Party for any losses incurred by the breach.

12.3     The losses of the Non-Breaching Party that should be compensated by the Breaching Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, the attorneys’ fee, litigation and arbitration fee, financial expense and travel charge.

Article 13 Force Majeure

13.1     “Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

13.2     The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that, such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

13.3     The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request it to assume the liability for breach of contract in accordance with this Agreement.

Article 14 Effectiveness, Amendment and Termination

14.1                        This Agreement takes effect as of the date when it is signed and stamped by the authorized representatives of the Parties, and shall be terminated on the date when Party B dissolves according to law.

14.2                        Unless provided otherwise herein, Party A is entitled to immediately early terminate this Agreement unilaterally by sending a written notice upon any of the followings happening to Party B:

14.2.1              Party B breaches this Agreement, and within thirty (30) days after Party A sends out the written notice, fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate Party A for any losses incurred by the breach.

14.2.2              Party B is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

14.2.3              due to any event of Force Majeure, Party B’s failure to perform this Agreement lasts for over twenty (20) days.

14.3                        Except as provided in the immediate precedent clause, Party B agrees that Party A is entitled to early terminate this Agreement at any time by sending a written notice twenty days in advance without any reason. However, Party B is not entitled to early terminate this Agreement unless as provided herein.

14.4                        The early termination of this Agreement shall not affect the rights and obligations of the Parties arising out of this Agreement prior to the early termination date.

Article 15 Delivery of Notice

15.1     Notices relevant to this Agreement sent by one Party to the other shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent.

Article 16 Dispute Resolution

16.1     With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

16.2     In case no resolution can be made, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then effective. The arbitration shall be conducted in Chinese. The arbitration award shall be final and binding upon the Parties.

16.3     The conclusion, effectiveness, implementation and interpretation of this Agreement and resolution of disputes shall all be governed by the PRC laws.

Article 17 Miscellaneous

17.1     This Agreement is written in two originals. Each of the Parties shall hold one original with each having the same legal effect.

17.2     The headings in this Agreement are written for the ease of reference only, and in no event shall they affect the interpretation of any terms of this Agreement.

17.3     The Parties may amend and supplement this Agreement in the way of a written agreement. Amendment agreements and supplement agreements executed by the Parties are both part of this Agreement, having the same legal effect as this Agreement.

17.4     In case any term herein becomes all or partly invalid or unenforceable due to the violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided however that, the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

17.5     Unless provided otherwise, a Party’s failure or delay in exercising any of the rights, powers or privileges that it is entitled to under this Agreement shall not be considered its waiver of such rights, powers or privileges, nor shall any single or partial exercise of any rights, powers or privileges by a Party preclude its exercise of other rights, powers or privileges.

17.6     This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

17.7     Matters not covered in this Agreement shall be determined by the Parties separately through consultations.

Shanghai SINA Leju Information Technology Co., Ltd.

Authorized Representative:	/seal/

Beijing Yisheng Leju Information Service Co., Ltd.

Authorized Representative:	/seal/

Appendix I: List of Technology Service

The Parties agree that, the technology services described in this Agreement includes without limitation:

1 Technology Support for Mobile Value-Added Telecommunication Service

1.1            Party A agrees to act as Party B’s technology service provider and provide Party B with the technology services required for the operation of the Mobile Value-Added Telecommunication Service in accordance with the conditions of this Agreement, with the specific content including without limitation, the following items in connection with the Mobile Value-Added Telecommunication Service:

1.1.1           Development, update and upgrade of the client side software;

1.1.2           Development, update and upgrade of the web server side software;

1.1.3           Technology development and maintenance of the database;

1.1.4           Technology development of the system;

1.1.5           General design scheme of the system;

1.1.6           Installation and debugging of the system;

1.1.7           Trial run and testing of the system;

1.1.8           Installation and debugging of the system’s expansion;

1.1.9           Inspection and maintenance of the hardware equipment for operation;

1.1.10    Daily maintenance of the system software;

1.1.11    Improvement and upgrade of the system software.

Article 2 Technology Support for Internet Information Service

2.1            Party A agrees to provide Party B with the technology services in connection with the Internet Information Service. The specific content of the technology services includes without limitation:

2.1.1           Development, update and upgrade of the client side software;

2.1.2           Development, update and upgrade of the web server side software;

2.1.3           Technology development and maintenance of the database;

2.1.4           Technology development of the system, general design, testing, installation and debugging, installation and debugging of the expansion, inspection and maintenance of the hardware equipment for operation, daily maintenance of the software, improvement and upgrade of the software in connection with the Internet Information Service.

2.2            Compilation, gathering statistics and integration as well as database programming and design of technical platform of various information required to be used by Party B in the operation of the Internet Information Service, including without limitation, news, finance and economics, science and technology, sports, entertainment, games, fashion, education, medical treatment, health, culture and resources of professionals, assisting in the determination of the framework and channel structural design of the same, and provision of content update services at the technical level.

2.3            Providing Party B with design and technical support of web pages, and assisting Party B in providing end users with relaxing and friendly interfaces of various services such as news browsing, shopping, medical treatment, chatting, entertainment, search and registration.

2.4            With regard to the system software required for the website operation that is provided by Party A to Party B, Party A shall provide Party B with materials and documents of the system such as user guide and manual of such system software for the website operation.

2.5            In case that Party B needs to change the system environment of the website, including operating system environment, database environment and so forth, where Party A’s assistance is required, Party A shall provide corresponding solutions.

2.6            Assisting Party B in resolving problems occurred during the process of installation and operation of the website operating equipment.

Article 3 Technology Support for Internet Advertising Service

3.1            Party A agrees to provide Party B with the technology services in connection with the Internet Advertising Service. The specific content of the technology services includes without limitation:

3.1.1           Development, update and upgrade of the Internet advertisement publishing software;

3.1.2           Installation and debugging of the Internet advertisement publishing software;

3.1.3           Technical maintenance of the Internet advertisement publishing software;

3.1.4           Design and production of Internet advertisements.

Article 4 Technology Training

4.1            Party A agrees to provide Party B and staff of Party B with the following training:

4.1.1           Skills training in respect of the installation and operation of equipment and facilities;

4.1.2           Training on providing appropriate customer services or techniques and other aspects;

4.1.3           Training on using the on-line editing software.

Article 5 Technology Consulting

5.1            To provide consulting service for the purchase of relevant equipment and software and hardware system required for Party B’s operation of the Internet Information Service, including without limitation, to provide technical advice for the selection and installation and debugging of various tool software, application software and technical platform, and the purchase, types and performance of various matching hardware facilities and equipment.

5.2            With regard to the technical projects designated by Party B, Party A agrees to provide Party B with technology consulting services such as technological demonstration, technological forecasting, special technological investigation and analysis and assessment report.

5.3            To provide technology consulting services for the application of the Internet software, hardware, equipment and system on-line editing software installed or to be installed by Party B.

5.4            To provide Party B with the following information: investigation, analysis and assessment report of the trend, technology, expense and income of domestic, foreign and Party B’s various Internet services (including special Internet services).

5.5            Party B may conduct inquiries or function consulting on specific technical problems with Party A’s technical support department in the way of email, telephone and fax and etc. Party A’s engineers will reply to the questions and assist the clients in resolving the problem.

5.6            In case of emergencies that Party B is unable to handle, Party A’s engineers, upon consent by Party B, may conduct remote login to check the system status and resolve the problem.

5.7            Party A may, within its ability, satisfy the other technology consulting requirements raised by Party B.

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